Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Scienjoy Holding Corporation (formerly known as Wealthbridge Acquisition Limited) on Form F-1 of our report dated March 20, 2020 with respect to our audits of the consolidated financial statements of Scienjoy Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2019 and 2018. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Friedman LLP

New York, New York

March 29, 2021